UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: February 16, 2021

Sunnova Energy International Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38995	30-1192746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

20 East Greenway Plaza, Suite 540

Houston, Texas 77046

(Address, including zip code, of principal executive offices)

(281) 892-1588

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	NOVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 16, 2021, a wholly owned, indirect subsidiary (the “Issuer”) of Sunnova Energy International Inc., a Delaware corporation (the “Company”), entered into an indenture (the “Indenture”) with Wells Fargo Bank, National Association, as the indenture trustee, and completed an issuance of solar loan backed notes that were issued pursuant to the Indenture (the “Transaction”).

The Issuer issued $150,079,000 aggregate principal amount of 1.80% Solar Loan Backed Notes, Series 2021-A Class A (the “Class A Notes”) and $38,562,000 aggregate principal amount of 3.15% Solar Loan Backed Notes, Series 2021-A Class B (the “Class B Notes” and, collectively with the Class A Notes, the “Notes”). The Notes have an anticipated repayment date of February 21, 2028.

The Notes were offered and sold within the United States only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to persons outside of the United States in compliance with Regulation S under the Securities Act and with respect to the Class B Notes only, that are qualified institutional buyers. The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction. The Class A Notes have been rated A- (sf) and the Class B Notes have been rated BB- (sf) by Kroll Bond Rating Agency, LLC.

The Collateral

The Notes are secured by the trust estate which consists primarily of all right, title and interest of the Issuer in a portfolio of solar loans made to consumers for the purpose of installing residential photovoltaic and/or energy storage systems.

Sunnova ABS Management, LLC, a Delaware limited liability company and a wholly owned, direct subsidiary of the Company (the “Manager”), will act as manager and servicer pursuant to the terms of a Management Agreement and Servicing Agreement between the Issuer and the Manager. The Manager will provide, or cause to be provided, all operations, maintenance, administrative, collection and other management and servicing services for the Issuer and in respect of the solar loans.

Events of Default and Amortization Events

The Indenture contains events of default that are customary in nature for solar securitizations of this type, including, among other things, (a) the non-payment of interest, (b) material violations of covenants, (c) material breaches of representations and warranties and (d) certain bankruptcy events. An event of default will also occur with respect to the Notes if they are not paid in full at their rated final maturity. The Notes are also subject to amortization events that are customary in nature for solar securitizations of this type, including (a) the occurrence of an event of default, (b) the bankruptcy or insolvency of the Manager, (c) failure to deposit the amount required to be deposited in the collections account, (d) the amount of funds available for distribution falling below certain levels and (e) the cumulative default level rising above certain levels. The occurrence of an amortization event or an event of default could result in accelerated amortization of the Notes, and the occurrence of an event of default could, in certain instances, result in the liquidation of the collateral securing the Notes. In connection with the Transaction, Sunnova Energy Corporation, a wholly owned, direct subsidiary of the Company, issued a performance guaranty covering (a) the performance of certain obligations of its affiliates, (b) the performance obligations of the Manager under the Management Agreement and Servicing Agreement and (c) the payment of certain expenses incurred by the Issuer and the Indenture Trustee.

The foregoing description of the Indenture is qualified in its entirety by reference to the full text of the Indenture, a copy of which the Company plans to file as an exhibit to its Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Use of Proceeds

The Company intends to use the proceeds from the sale of the Notes for the payment of expenses related to the offering of the Notes, the repayment of one or more currently existing financing arrangements of the Company’s subsidiaries and for general corporate purposes.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information relating to the Transaction set forth in Item 1.01 above is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNNOVA ENERGY INTERNATIONAL INC.

Date: February 16, 2021	By:	/s/ Walter A. Baker
Walter A. Baker
Executive Vice President, General Counsel and Secretary